EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS








The Board of Directors
North Bancshares Inc.


We consent to the incorporation by reference of our report dated February 15, 2002 with respect to the 2001 consolidated financial statements of North Bancshares, Inc., included in this annual report on Form 10-KSB, in the Registration Statement on Form S-8 (File No. 333-82356) pertaining to the North Bancshares, Inc. 1993 Stock-Based Incentive Plan.





                                                   Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 29, 2002